UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Steel Technologies Inc.

(Name of Registrant as Specified In Its Charter)

Mitsui & Co., Ltd.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the press release below may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate the operations of Steel Technologies Inc. (“Steel Technologies”) into those of Mitsui & Co., Ltd. or one of its subsidiaries (collectively, “Mitsui”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Steel Technologies; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; Mitsui and Steel Technologies are subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; changes in economic conditions that may lead to unforeseen developments in markets for products handled by us; fluctuations in currency exchange rates that may cause unexpected deterioration in the value of transactions; adverse political developments in the various jurisdictions where we operate, which among things, may create delays or postponements of transactions and projects; changes in laws, regulations or policies in any of the countries where we conduct our operations; and significant changes in the competitive environment; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in Mitsui’s Annual Report on Form 20-F for the most recently ended fiscal year and Mitsui’s other filings with the SEC, which are available at http://www.sec.gov. Mitsui assumes no obligation to update the information in the transcript, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Technologies by Mitsui. In connection with the proposed acquisition, Mitsui and Steel Technologies intend to file relevant materials with the SEC, including Steel Technologies’ proxy statement on Schedule 14A. SHAREHOLDERS OF STEEL TECHNOLOGIES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING STEEL TECHNOLOGIES’ PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Steel Technologies shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Steel Technologies. Such documents are not currently available.

Participants in Solicitation

Mitsui and its directors and executive officers, and Steel Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Steel Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Mitsui is set forth in Mitsui’s Annual Report on Form 20-F for the most recently ended fiscal year, which was filed with the SEC on September 27, 2006. Information about the directors and executive officers of Steel Technologies is set forth in the proxy statement for Steel Technologies’ most recent Annual Meeting of Shareholders, which was filed with the SEC on December 21, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Mitsui to acquire Steel Technologies Inc.

Mitsui & Co. Ltd. and its subsidiary Mitsui & Co. (U.S.A.), Inc (collectively “Mitsui”) announced today that it has reached an agreement to acquire all the outstanding shares of Steel Technologies Inc. (“Steel Tech”, headquartered in Louisville, Kentucky, USA), which operates 25 steel processing facilities in North America, for approximately US$532 million. Following required regulatory approvals, including those required under applicable antitrust and competition laws, the acquisition is subject to approval of a majority vote of Steel Tech’s shareholders, expected to be conducted at an extraordinary shareholders’ meeting to be held by the end of June 2007.

Mitsui and Steel Tech have maintained a strategic business partnership over the last twenty years. Steel Tech is equipped with processing facilities, such as pickling, cold rolling and blanking, in which other steel service centers do not usually engage. Steel Tech has utilized these unique facilities to provide for a wide range of steel products and value-added services, as its competitive advantage in order to meet its customers’ requests.

Mitsui has recognized its further value-added marketing & logistics functions to be indispensable for achieving its medium to long term growth strategy, and has been strategically allocating its management resources. Mitsui intends to develop Steel Tech as a business platform to pursue its steel business strategy in North America, and to place Steel Tech in a core position in the business portfolio, expanding from upstream to downstream within the value chain. Mitsui is committed to putting itself in a strong position in the steel industry of North America.

Steel Tech (consolidated):

• Established :	1971 (NASDAQ listed since 1985)

• Headquarters :	Louisville, Kentucky, U.S.A.

• Business Area :	Processing of flat-rolled steel

• Turnover :	US$876 million (fiscal year 2006/9)

• Shareholders’ Equity :	US$270 million (as of 2006/9)

• Number of Employees :	Approximately 1,000 (not including employees at joint ventures)

• Number of Facilities :	25 (U.S.A. 18, Canada 2, and Mexico 5)

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the press release include forward-looking statements about Mitsui & Co., Ltd. These may constitute "forward-looking statements." Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Steel Technologies’ operations into those of Mitsui & Co., Ltd. or one of its subsidiaries (collectively, “Mitsui”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Steel Technologies; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; Mitsui and Steel Technologies are subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; changes in economic conditions that may lead to unforeseen developments in markets for products handled by us; fluctuations in currency exchange rates that may cause unexpected deterioration in the value of transactions; adverse political developments in the various jurisdictions where we operate, which among things, may create delays or postponements of transactions and projects; changes in laws, regulations or policies in any of the countries where we conduct our operations; and significant changes in the competitive environment; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in Mitsui & Co., Ltd.’s Annual Report on Form 20-F for the most recently ended fiscal year and Mitsui’s other filings with the SEC, which are available at http://www.sec.gov. Mitsui assumes no obligation to update the information in the press release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Technologies by Mitsui USA. In connection with the proposed acquisition, Mitsui and Steel Technologies intend to file relevant materials with the SEC, including Steel Technologies’ proxy statement on Schedule 14A. SHAREHOLDERS OF STEEL TECHNOLOGIES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING STEEL TECHNOLOGIES’ PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s

Web site, http://www.sec.gov, and Steel Technologies shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Steel Technologies. Such documents are not currently available.

Participants in Solicitation

Mitsui and its directors and executive officers, and Steel Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Steel Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Mitsui & Co., Ltd. is set forth in Mitsui & Co., Ltd.’s Annual Report on Form 20-F for the most recently ended fiscal year, which was filed with the SEC on May 31, 2006. Information about the directors and executive officers of Steel Technologies is set forth in the proxy statement for Steel Technologies’ 2007 Annual Meeting of Shareholders, which was filed with the SEC on December 21, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

This press release is published in order to publicly announce the specific facts stated above and does not constitute a solicitation of investments or any similar act inside or outside Japan regarding the shares, bonds or other securities issued by Mitsui & Co., Ltd.